EXHIBIT 10.30

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of November 14, 2003, by and between Adept Technology, Inc., a California corporation (the “Company”), and JDS Uniphase Corporation, a Delaware corporation (“JDSU”).

RECITALS

WHEREAS, JDSU owns 100% of the outstanding shares of Series A Convertible Preferred Stock, no par value (“Series A Preferred”), and Series B Convertible Preferred Stock, no par value (“Series B Preferred” and collectively, the “Preferred Stock”), of the Company;

WHEREAS, the Company is negotiating certain agreements contemplating transactions including one or more issuances of equity securities of the Company for cash consideration (the “Investor Agreements”) with potential investors in the Company (the “Investors”) certain principle terms of which are attached as Exhibit A, a condition of the consummation of which is the conversion and/or retirement of the Company’s outstanding Preferred Stock;

WHEREAS, the transactions contemplated by the Investor Agreements would constitute a “Financing” under the terms of the Promissory Note dated October 30, 2002 for the benefit of JDSU;

WHEREAS, the parties now desire that JDSU convert all of its shares of Preferred Stock for shares of the Company’s Common Stock, no par value (“Common Stock”) on the terms and conditions set forth herein;

WHEREAS, as an inducement to the Investors to enter into and consummate the transactions contemplated by the Investor Agreements, JDSU desires to enter into this Agreement and take the actions contemplated hereby;

WHEREAS, JDSU deems it in its best interests to convert in part and surrender for cancellation all of its shares of Preferred Stock set forth in the Company’s Statement of Preferences of Preferred Stock (the “Statement of Preferences”) and to waive certain rights set forth in the Statement of Preferences and the other JDSU Agreements (as defined below) in the manner set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CONVERSION AND SURRENDER OF SECURITIES.

(a) Conversion and Surrender of Preferred Stock. On the terms and subject to the conditions of the Statement of Preferences and this Agreement, at the Closing (as defined below), JDSU will convert, in part, and surrender to the Company certificates evidencing 78,000 shares of Series A Preferred and 22,000 shares of Series B Preferred, which will constitute all of the outstanding shares of Preferred Stock, duly endorsed to the Company, which shares of Preferred Stock will be cancelled by the Company. JDSU acknowledges and agrees that, upon the Closing, these shares will be cancelled and retired, and JDSU will have no claim of any kind on the assets or properties of the Company arising from prior ownership of the shares of Preferred Stock.

(b) Issuance of Common Stock. On the terms and subject to the conditions of this Agreement, prior to the Closing (for conversion and surrender simultaneously therewith), JDSU shall submitted a sufficient number of certificates of shares of Series A Preferred and Series B Preferred for conversion into 3,074,135 shares of Common Stock (the “Issued Shares”) (equivalent to approximately 19.9% of the outstanding common stock outstanding immediately prior to the Closing, and before taking into account the issuance of securities of the Company to the Investors). The remaining certificates shall be surrendered to the Company.

(c) Legality of Issuance. The Issued Shares issued upon conversion of the Preferred Stock are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Regulation D promulgated thereunder and will be, when used in accordance with this Agreement, duly issued, fully-paid, non-assessable shares of Common Stock. JDSU hereby acknowledges that the Issued Shares are being issued without registration under the Securities Act in reliance upon Regulation D promulgated thereunder.

(d) Surrender of Shares. Adept will distribute no property, assets or other economic value in connection with the surrender, and such surrender shall not constitute a redemption of such shares.

2. CLOSING. The exchange and surrender of JDSU’s shares of Preferred Stock and the issuance of the Issued Shares will take place at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California, at 9:00 a.m. California time, on November 18, 2003, after all the conditions to the obligations of the parties to consummate the transactions contemplated hereby have been satisfied (or waived by the party entitled to waive any such conditions) and concurrently with the closing of the Investor Agreements, or at such other time and place as the Company and JDSU mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). At the Closing, JDSU will deliver to the Company certificates evidencing all the shares of Preferred Stock referred to in Section 1 duly endorsed for transfer. Likewise, the Company will deliver to JDSU certificates representing all the Issued Shares. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier. The date of the Closing is referred to herein as the “Closing Date”.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to JDSU that the statements in this Section 3 are true and correct, except as set forth in a Disclosure Letter (the “Disclosure Letter”), which will set forth the exceptions and qualifications, if any, to the representations and warranties made by the Company.

(a) Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and authority required to: (i) own or lease and operate its properties and assets and to carry on its business as presently conducted, and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) Capitalization. The capitalization of the Company, without giving effect to the transactions contemplated by this Agreement or the Investor Agreements, is as follows. The authorized stock of the Company consists of 70,000,000 shares of Common Stock, of which approximately 15,447,911 shares were issued and outstanding as of November 6, 2003, 5,000,000 shares of Preferred Stock, of which 100,000 shares are issued and outstanding as of the date hereof. All such shares of Common Stock and shares of Preferred Stock have been duly authorized, and all such issued and outstanding shares of Common Stock and shares of Preferred Stock have been validly issued, are fully paid and nonassessable and are free and clear of all liens, claims and encumbrances, other than any liens, claims or encumbrances created by or imposed upon the holders thereof. As of November 6, 2003, the Company also had reserved approximately 6,692,500 shares of Common Stock for issuance upon exercise of options, rights, or other stock awards granted to officers, directors, employees, consultants or independent contractors or Affiliates of the Company under the Company’s employee benefit, stock purchase, stock option and equity incentive plans and approximately 3,100,000 shares of Common Stock for issuance upon exercise of warrants and convertible notes of the Company. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Upon the execution of the Investor Agreements with the Investors and the consummation of the transactions contemplated thereby simultaneous with the Closing, the Company will issue approximately 11,111,121 shares of Common Stock on the date of issuance and warrants to purchase approximately 5,555,550 shares of Common Stock. All shares of Company capital stock subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Except as provided in this Agreement and as contemplated by the Investor Agreements, there are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement.

(c) Due Authorization. All corporate actions on the part of the Company for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the authorization, issuance and delivery of all of the Issued Shares have been or will be taken prior to the Closing, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(d) Consents. Subject to any shareholder approval required for the consummation of the transactions contemplated by the Investor Agreements, no consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or any other Person on the part of the Company is required in connection with the issuance of the Issued Shares to JDSU, or the consummation of the other transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF JDSU. JDSU hereby represents and warrants to the Company, and agrees that:

(a) Organization Good Standing and Qualification. JDSU is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to carry on its business as presently conducted, to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

(b) Authorization. The execution of this Agreement has been duly authorized by all necessary corporate action on the part of JDSU. This Agreement constitutes JDSU’s legal, valid and binding obligations, enforceable in accordance with their respective terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies, and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of JDSU is required in connection with the acquisition of the Issued Shares or the consummation of the other transactions contemplated by this Agreement by JDSU.

(d) Purchase for Own Account. The Issued Shares are being acquired for investment for JDSU’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and JDSU has no present intention of selling, granting any participation in, or otherwise distributing the same. JDSU also represents that it has not been formed for the specific purpose of acquiring the Issued Shares.

(e) Investment Experience. JDSU understands that the acquisition of the Issued Shares involves substantial risk. JDSU has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Issued Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Issued Shares and protecting its own interests in connection with this investment.

(f) Accredited Investor Status. JDSU is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. JDSU has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the acquisition of the Issued Shares.

(g) Restricted Securities. JDSU understands that the Issued Shares are characterized as “restricted securities” under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that such securities may be resold under the Securities Act and applicable regulations thereunder only pursuant to a registration statement under the Securities Act or an exemption therefrom. JDSU is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(h) Disclosure of Information. JDSU has had an opportunity to review publicly-available information about the Company, including its SEC filings and has been given an opportunity to ask questions and receive answers about the Company. JDSU hereby acknowledges that the Company has not made any representations or warranties to JDSU with respect to the value of the Issued Shares. Nothing in the foregoing will limit or modify, in any manner, any of the representations or warranties of the Company set forth in Section 3 of this Agreement.

(i) Legends. JDSU agrees that the certificates for the Issued Shares will bear a legend in substantially the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933 and applicable state laws and rules, or, unless, immediately prior to the time set for transfer, such transfer may be effected without violation of the Securities Act of 1933 and other applicable state laws and rules.”

In addition, JDSU agrees that the Company may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

5. CONDITIONS TO JDSU’S OBLIGATIONS AT CLOSING.

The obligations of JDSU under Sections l and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a) Representations and Warranties True. The representations and warranties of the Company contained in Section 3 will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

(b) Performance. The Company will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing (including, without limitation, Section 9(b)) and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c) Securities Exemptions. The issuance of the Issued Shares upon conversion of the Preferred Stock to the Investor shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(d) Proceedings and Documents. Subject to obtaining any approval of senior officers of Investors in connection with the Investor Agreements, all corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to JDSU, and JDSU will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. The Company will have received any required shareholder approval of the transactions contemplated by this Agreement and the Investor Agreements.

(e) Investor Agreements. Prior to or simultaneous with the Closing, the Company will have entered into the Investor Agreements, performed and complied with or received a waiver of, as the case may be, all agreements, obligations and conditions contained in the Investor Agreements that are required to be performed or complied with by the Company (including the issuance of the Convertible Notes to the Investors), and received the proceeds from the transactions contemplated thereby.

(f) Other Actions. The Company will have executed such certificates, agreements, instruments and other documents, and taken such other actions as will be customary or reasonably requested by JDSU in connection with the transactions contemplated hereby.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to JDSU under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a) Representations and Warranties True. The representations and warranties of JDSU contained in Section 4 will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

(b) Performance. JDSU will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Company and to the Company’s legal counsel, and the Company will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. The Company will have received any required shareholder approval of the transactions contemplated by this Agreement and the Investor Agreements.

(d) Investor Agreements. Prior to or simultaneous with the Closing, the Company will have entered into the Investor Agreements, performed and complied with or received a waiver of, as the case may be, all agreements, obligations and conditions contained in the Investor Agreements that are required to be performed or complied with by the Company, and received the proceeds from the transactions contemplated thereby.

7. COVENANTS AND AGREEMENTS OF THE PARTIES.

(a) Information Rights.

(i) Financial Information. The Company covenants and agrees that, commencing on the Closing and continuing for so long as JDSU and its Affiliates together hold at least 50% of the Issued Shares (such number to be proportionately adjusted for stock splits, stock dividends and similar events), the Company shall:

(A) Annual Reports. Furnish to JDSU promptly following the filing of such report with the SEC a copy of the Company’s Annual Report on Form 10-K for each fiscal year. In the event the Company shall no longer be required to file Annual Reports on Form 10-K, the Company shall, within 90 days following the end of each respective fiscal year, deliver to the JDSU a copy of a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures from the Company’s previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants.

(B) Quarterly Reports. Furnish to JDSU promptly following the filing of such report with the SEC, a copy of each of the Company’s Quarterly Reports on Form 10-Q. In the event the Company shall no longer be required to file Quarterly Reports on Form 10-Q, the Company shall, within 45 days following the end of each of the first three fiscal quarters of each fiscal year, deliver to the JDSU a copy a consolidated balance sheet as of the end of the respective fiscal quarter, consolidated statements of income and consolidated statements of cash flows of the Company and its Subsidiaries for the respective fiscal quarter and for the year to-date, setting forth in each case in comparative form the figures from the comparable periods in the Company’s immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices, but all of which may be unaudited.

(ii) SEC Filings. The Company shall deliver to JDSU copies of each other document filed by the Company with the SEC on a non-confidential basis promptly following the filing of such document with the SEC; provided, however, this provision shall not apply to any document that relates solely to any employee benefit, stock purchase, stock option or equity incentive plans.

(b) Registration Rights.

(i) Definitions. For purposes of this Section 7(b):

(A) Registration. The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(B) Registrable Securities. The term “Registrable Securities” means: (x) all Common Stock issued pursuant to this Agreement, (y) any shares of Common Stock of the Company or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities described in clause (x), and (z) any other Common Stock of the Company owned or hereafter acquired by JDSU. Notwithstanding the foregoing, Registrable Securities will exclude any Registrable Securities sold by a Person in a transaction in which rights under this Section 7(b) are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, in a registered offering, or otherwise.

(C) Holder. For purposes of this Section 7(b), the term “Holder” means any Person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 7(b) have been duly assigned in accordance with this Agreement.

(D) Form S-3. The term “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(iii) Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least 20 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or any merger or other corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder, provided, that Rule 144 is not available as an exemption for the sale in a consecutive 90-day period of all of the Registrable Securities that any such Holder desires to sell. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(A) Underwriting. If a registration statement under which the Company gives notice under this Section 7(b)(iii) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in such a registration pursuant shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 120 days if required by such underwriters); provided, however, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions of the Company in the registration statement or prospectus for such offering. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting; provided, however, that the securities to be included in the registration and the underwriting shall be allocated, (1) first (A) in connection with any registrations other than a registration statement relating to a demand registration of other shareholders of the Company, to the Company; or (B) in connection any registration statement relating to a demand registration of other shareholders of the Company, such shareholder exercising such demand registration rights, (2) second, to the extent the managing underwriter determines additional securities can be included after compliance with clause (1), to each of the Holders (to the extent not included pursuant to clause (1)) requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities and other securities entitled to registration requested to be included by each such Holder, and (3) third, to the extent the managing underwriter determines additional securities can be included after compliance with clauses (1) and (2), to all other holders of Common Stock of the Company having the right to include their shares in such registration allocated in such manner as they may agree. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(B) Expenses. All expenses incurred in connection with a registration pursuant to this Section 7(b)(iii) (excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the Holders), including all federal and “blue sky” registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

(iv) Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company will, as expeditiously as reasonably possible:

(A) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective; provided, however, that, except with respect to the registration statement described in Section 7(b)(ii), the Company will not be required to keep any such registration statement effective for more than 90 days.

(B) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(C) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(D) Blue Sky. Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(E) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including customary indemnification of the underwriters by the Company), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement; provided, however, that it will not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions of the Company in the registration statement or prospectus for such offering.

(F) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event, the Company promptly will prepare and file with the SEC a supplement or post-effective amendment to such registration statement or related prospectus or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities sold thereunder, the prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v) Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Sections 7(b)(ii) or (iii) that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as will be required to timely effect the registration of their Registrable Securities.

(vi) Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 7(b)(ii) or (iii):

(A) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, shareholders, employees, representatives and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(x) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(y) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(z) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling Person of such Holder, (ii) any failure by such Holder to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or the rules or regulations thereunder, or (iii) any failure by such Holder to stop using the registration statement or prospectus or any amendment or supplement thereto after receipt of written notice from the Company to stop.

(B) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, officers, shareholders, employees, representatives and directors and any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such officer or director, controlling Person, underwriter or other such Holder, partner, officer, shareholder, employee, representative, director or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any (i) Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, (ii) any failure by such Holder to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or the rules or regulations thereunder, or (iii) any failure by such Holder to stop using the registration statement or prospectus or any amendment or supplement thereto after receipt of written notice from the Company to stop; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such officer or director, controlling Person, underwriter or other Holder, partner, officer, shareholder, employee, representative, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this subsection or otherwise in respect of any and all Violations will not exceed in the aggregate the net proceeds received by such Holder in the registered offering out of which such Violations arise.

(C) Notice. Promptly after receipt by an indemnified party under of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will not relieve such indemnifying party of liability except to the extent the indemnifying party is prejudiced as a result thereof.

(D) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement will not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(E) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(F) Survival. The obligations of the Company and Holders under this Section 7(b)(vi) will survive until the first anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

(vii) Termination of the Company’s Obligations. The Company will have no obligations pursuant to this Section 7(b) with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 7(b)(ii), (iii) or (iv) more than one (1) years after the effective date of the registration statement under Section 7(b)(ii).

(viii) Suspension Provisions. Notwithstanding the foregoing subsections of this Section 7(b), the Company will not be required to take any action with respect to the registration or the declaration of effectiveness of the registration statement following written notice to the Holders from the Company (a “Suspension Notice”) of the existence of any state of facts or the happening of any event (including pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event that the Company’s Board of Directors (the “Board”) believes, in good faith, requires additional disclosure of material, non-public information by the Company in the registration statement that the Board, with the advice of counsel, believes it has a bona fide business purpose for preserving confidentiality or that renders the Company unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time (the “Rules and Regulations”)) that would result in (1) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus issued under the registration statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company (1) will not issue a Suspension Notice more than twice in any 12 month period, (2) will use its best efforts to remedy, as promptly as practicable, but in any event within 90 days of the date on which the Suspension Notice was delivered, the circumstances that gave rise to the Suspension Notice and deliver to the Holders notification that the Suspension Notice is no longer in effect and (3) will not issue a Suspension Notice for any period during which the Company’s executive officers are not similarly restrained from disposing of shares of the Common Stock. Upon receipt of a Suspension Notice from the Company, all time limits applicable to the Holders under this Section 7(b) will automatically be extended by an amount of time equal to the amount of time the Suspension Notice is in effect, the Holders will forthwith discontinue disposition of all such shares pursuant to the registration statement until receipt from the Company of copies of prospectus supplements or amendments prepared by or on behalf of the Company (which the Company will prepare promptly), together with a notification that the Suspension Notice is no longer in effect, and if so directed by the Company, the Holders will deliver to the Company all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice.

Notwithstanding the foregoing for so long as the Registration Statement is on Form S-1 or on any other form that does not allow for incorporation by reference of reports and other materials filed by the Company pursuant .to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”), the Company may suspend sales under the Registration Statement (and such suspension shall be deemed to be an Allowed Delay without regard to the time periods mentioned above) (an “Updating Delay”) (i) for the period commencing at the time that the Company disseminates a press release announcing its preliminary financial results for any fiscal period and ending on the fifth Business Day after the earlier of (A) the date that the related report on Form 10-K or 10-Q, as applicable, under the 1934 Act is filed with the SEC and (B) the date on which such report is required to be filed under the 1934 Act (without regard to Rule 12b-25 promulgated thereunder) and (ii) for the period commencing at the time that the Company disseminates a press release announcing a material development and ending on the fifth Business Day after the earlier of (A) the date that the related report on Form 8-K is filed with the SEC and (B) the date on which such report is required to be filed under the 1934 Act (without regard to Rule 12b-25 promulgated thereunder) to the extent, but in any such case only to the extent necessary to allow any post-effective amendment to the Registration Statement or supplement to the Prospectus to be prepared and, if necessary, filed with the SEC and declared effective.

(ix) Lock-Up Provision. JDSU agrees that so long as (i) it holds at least 5% of the Voting Stock (as defined below) and (ii) the Company has complied with its registration obligations hereunder, upon request of the Company or the managing underwriters in such offering, and subject to such agreement being obtained from the officers, directors and other affiliates of the Company, as applicable, it will not sell, make any short sale, loan or grant any option for the purchase, or otherwise dispose of any securities of the Company (other than those included in such registration), without the prior written consent of the Company or such managing underwriters, as the case may be, for such period of time (not to exceed 120 days) as may be requested by the Company or the managing underwriters. JDSU further agrees to execute an agreement as may be requested by the underwriters incorporating the above terms, and agrees that the Company may impose stop-transfer instructions in order to implement the above restrictions.

8. OBLIGATIONS REGARDING CONFIDENTIAL INFORMATION. JDSU and the Company agree that disclosure of confidential information will be governed by the terms of that certain Non-Disclosure Agreement, dated October 22, 2001.

9. CERTAIN OTHER AGREEMENTS OF THE PARTIES.

(a) Board Observer. JDSU’s existing Board observer rights are expressly terminated by this Agreement.

(b) Promissory Note. Per the terms of the Investor Agreements, the Company will immediately pay in full all principal and interest outstanding under the $1,000,000 promissory note due to JDSU. JDSU, by accepting such payment and without any additional action necessary, will thereafter release the Company from all its obligations in connection with the promissory note.

(c) Terminations and Waivers. JDSU acknowledges and agrees that, upon the Closing and upon the Company’s full payment of the promissory note and conversion of the Preferred Stock, all rights and obligations between the Company and JDSU pursuant to that certain (i) Securities Purchase and Investor Rights Agreement, dated October 22, 2001, (ii) Adept’s Statement of Preferences and (iii) the promissory note, (all such agreements and instruments shall be collectively referred to as the “JDSU Agreements/Terms”), will be null and void, except as specified herein, and any claims, rights and remedies JDSU may have or may have had thereunder are hereby irrevocably waived, including, without limitation, any breaches of any Company’s obligations or non-compliance by the Company prior to the Closing under any of the JDSU Agreements/Terms, and the execution of this agreement or any of the Investor Agreements and the consummation thereof shall not constitute a “Liquidity Event” or give rise to any right of the Preferred Sock under the Statement of Preferences. This Agreement does not terminate any intellectual property licenses previously granted to the parties pursuant to that certain Supply, Development and License Agreement dated as of October 29, 2001 (which agreement has otherwise previously been terminated). Notwithstanding the foregoing, this provision shall not limit any remedy of JDSU for any fraud or intentional misrepresentation by the Company.

(d) Listing Application. If the Company’s Common Stock becomes listed on the Nasdaq Stock Market, the Company will file an application to list any Issued Shares that remain outstanding and held by JDSU at such time on the Nasdaq Stock Market.

(e) Securities Laws Filings. JDSU acknowledges that the conversion and surrender of the Preferred Stock contemplated herein may give rise to obligations, including without limitation, filing obligations, under Section 13(d) and Section 16 of the Securities Exchange Act of 1934.

10. ASSIGNMENT. The contractual rights associated with the Issued Shares contained in this Agreement (other than the rights provided in Section 7(b) hereof) will terminate upon any sale, transfer or other disposition of the Issued Shares to a Person that is not a subsidiary or Affiliate of JDSU, other than a change of control of JDSU. No assignment permitted by this Section 10 will be effective until the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned. In all cases, any such assignee will receive such assigned rights subject to all the terms and conditions of this Agreement.

11. TERMINATION. Prior to the Closing, this Agreement may be terminated and the issuance of the Issued Shares contemplated by this Agreement may be abandoned only in accordance with the following provisions:

(a) by mutual written consent of JDSU and the Company;

(b) by JDSU or the Company if any court of competent jurisdiction in the United States or other United States federal or state governmental authority will have taken any action, restraining, enjoining or otherwise prohibiting the issuance of the Issued Shares, and such order, decree, ruling or other action is or will have become nonappealable;

(c) by JDSU or the Company, upon five (5) days written notice to the other party, if the Investor Agreements are terminated prior to the Closing or if the Closing will not have occurred by November 21, 2003 (the “Outside Date”); provided, however, that the neither party may terminate this Agreement pursuant to this clause (c) if such party’s failure to fulfill any of its obligations under this Agreement will have been a principal reason that the Closing will not have occurred on or before said date;

(d) by the Company if (i) there will have been a breach of any representation or warranty on the part of JDSU set forth in this Agreement or if any representation or warranty of JDSU will have become untrue such that the conditions set forth in Section 6(a) would be incapable of being satisfied by the Outside Date; provided, however, that the Company will only be able to terminate this Agreement under this Section 11(d)(i) if it has not breached any of its obligations hereunder in any material respect; or (ii) there will have been a breach by JDSU of any of its respective covenants or agreements hereunder in any material respect, and JDSU has not cured such breach within ten (10) business days after notice by the Company thereof; provided, however, that the Company will only be able to terminate this Agreement under this Section 11(d)(ii) if it has not breached any of its obligations hereunder in any material respect; or

(e) by JDSU if (i) there will have been a breach of any representation or warranty on the part of the Company set forth in this Agreement or if any representation or warranty of JDSU will have become untrue such that the conditions set forth in Section 5(a) would be incapable of being satisfied by the Outside Date; provided, however, that JDSU will only be able to terminate this Agreement under this Section 11(e)(i) if it has not breached any of its obligations hereunder in any material respect; or (ii) there will have been a breach by the Company of any of its respective covenants or agreements hereunder in any material respect, and the Company has not cured such breach within ten (10) business days after notice by JDSU thereof; provided, however, that JDSU will only be able to terminate this Agreement under this Section 11(e)(ii) if it has not breached any of its obligations hereunder in any material respect.

In the event of the termination of this Agreement, this Agreement will forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders; provided, however, nothing contained herein will relieve any party from liability for any breach of this Agreement prior to such termination.

12. INDEMNIFICATION.

(a) Agreement to Indemnify.

(i) Company Indemnity. JDSU and its Affiliates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the “JDSU Indemnitees”) will each be indemnified and held harmless to the extent set forth in this Section 12 by the Company with respect to any and all Damages (as defined below) incurred by any JDSU Indemnitee due to, resulting from or as a proximate result of any misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Company in this Agreement; provided, however, no JDSU Indemnitee may make a claim for indemnification hereunder unless the aggregate amount of such Damages (together with all concurrent or prior claims hereunder) exceeds $50,000 (the “Indemnification Threshold”) in which case the

Company will be liable for the full amount of such Damages including the initial $50,000 of Damages. Subject to the last sentence of Section 12(e), the aggregate liability of the Company hereunder will not in any event exceed $3,000,000 (the “Indemnification Cap”). Indemnification claims arising from the registration of Registrable Securities under Federal and state securities laws are covered by Section 7 and not this Section 12.

(ii) JDSU Indemnity. The Company and its Affiliates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the “Company Indemnitees”) will each be indemnified and held harmless to the extent set forth in this Section 12, by JDSU, in respect of any and all Damages incurred by any Company Indemnitee due to, resulting from or as a proximate result of any misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by JDSU in this Agreement; provided, however, no Company Indemnitee may make a claim for indemnification hereunder unless the aggregate amount of such Damages (together with all concurrent or prior claims hereunder) exceeds the Indemnification Threshold, in which case JDSU will be liable for the full amount of such Damages including the initial $50,000 of Damages. Subject to the last sentence of Section 12(e), the aggregate liability of JDSU hereunder will not in any event exceed the Indemnification Cap. Indemnification claims arising from the registration of Registrable Securities under Federal and state securities laws are covered by Section 7 and not this Section 12.

(iii) Equitable Relief. Nothing set forth in this Section 12 will be deemed to prohibit or limit any JDSU Indemnitee’s or Company Indemnitee’s right at any time before, on or after the Closing, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform or comply with any covenant or agreement contained herein.

(b) Survival. All representations and warranties of JDSU and the Company contained herein and all claims of any JDSU Indemnitee or Company Indemnitee in respect of any inaccuracy or misrepresentation in or breach thereof, will survive the Closing until the first anniversary of the Closing Date, regardless of whether the applicable statute of limitations, including extensions thereof, may expire, other than with respect to written claims regarding losses for such breaches made prior to the first anniversary of the Closing Date. All covenants and agreements of JDSU and the Company contained in this Agreement will survive the Closing in perpetuity (except to the extent any such covenant or agreement will expire by its terms). All claims of any JDSU Indemnitee or Company Indemnitee in respect of any breach of such covenants or agreements will survive the Closing until the expiration of one year following the non-breaching party’s obtaining actual knowledge of such breach.

(c) Claims for Indemnification. If any JDSU Indemnitee or Company Indemnitee (an “Indemnitee”) will believe that such Indemnitee is entitled to indemnification pursuant to this Section 12 in respect of any Damages, such Indemnitee will give the appropriate Indemnifying Party (which for purposes hereof, in the case of an JDSU Indemnitee, means the Company, and in the case of a Company Indemnitee, means JDSU) prompt written notice thereof. Any such notice will set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly will not adversely affect such Indemnitee’s right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying

Party to assert any reasonable defense to such claim. Each such claim for indemnity will expressly state that the Indemnifying Party will have only the twenty (20) business day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party will have twenty (20) business days following its receipt of such notice either (a) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (b) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such twenty (20) business day period, such Indemnitee will be entitled to be indemnified for all Damages in respect of such claim. If the Indemnifying Party objects to such claim in a timely manner, the senior management of the Company and JDSU will meet to attempt to resolve such dispute. If the dispute cannot be resolved by the senior management within twenty (20) business days of the date of an objection notice, either party may make a written demand for formal arbitration of the dispute in accordance with the provisions of Section 12(f).

(d) Defense of Claims. In connection with any claim that may give rise to indemnity under this Section 12 resulting from or arising out of any claim or proceeding against an Indemnitee by a person or entity that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim) but will not be obligated to, upon written notice to the relevant Indemnitee, assume the defense of any such claim or proceeding and provides assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim to the extent provided herein if such claim or proceeding is decided adversely. If the Indemnifying Party assumes the defense of any such claim or proceeding, the Indemnifying Party will select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or proceeding, will take all steps necessary in the defense or settlement thereof and will at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party will have assumed the defense of any claim or proceeding in accordance with this Section 12(d), the Indemnifying Party will be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or proceeding, with the prior written consent of such Indemnitee, not to be unreasonably withheld; provided, however, that the Indemnifying Party will pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; and provided further, that a condition to any such settlement will be a complete release of such Indemnitee and its Affiliates, directors, officers, employees and agents with respect to such claim. Such Indemnitee will be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee will, and will cause each of its Affiliates, directors, officers, employees and agents to, reasonably cooperate (at the Indemnifying Party’s expense) with the Indemnifying Party in the defense of any claim or proceeding being defended by the Indemnifying Party pursuant to this Section 12(d). If the Indemnifying Party does not assume the defense of any claim or proceeding resulting therefrom in accordance with the terms of this Section 12(d), such Indemnitee may defend against such claim or proceeding in such manner as it may deem appropriate, including settling such claim or proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate.

(e) No Other Claims. The indemnification obligations set forth in this Section 12 will be the exclusive remedy of JDSU and the Company for claims against each other in connection with this Agreement (but not the License Agreement), whether such claims are in tort or contract or whether such claims are made for breach of any representation, warranty or covenant herein or otherwise. Notwithstanding the foregoing, nothing in Sections 12, 13(m) or elsewhere in this Agreement will limit any party’s rights or remedies arising from or due to common law fraud or intentional misrepresentation by the other party.

(f) Arbitration. Any and all claims, controversies or disputes, pursuant to Section 12 of this Agreement and which have not been resolved by senior management of the parties (a “Dispute”) will be resolved solely by binding arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) at the offices of the AAA in Santa Clara, California. Either party may commence arbitration by sending a notice thereof to the other party and the AAA. The arbitration will be conducted by a single arbitrator if the parties are able to reach agreement upon a single arbitrator within 30 days after a party has sent a notice seeking arbitration. If the parties are unable to reach agreement on a single arbitrator, each party will appoint one arbitrator with the two arbitrators thus appointed selecting a third arbitrator. The party requesting arbitration will appoint one arbitrator and within 15 days thereafter the other party will appoint the second arbitrator. Within 15 days after the appointment of the second arbitrator, the two arbitrators so chosen will mutually agree upon the selection of the third, impartial and neutral arbitrator. In the event the chosen arbitrators cannot agree upon the selection of the third arbitrator, the Rules for the selection of such an arbitrator will be followed. The arbitrators will (by decision of a majority of the arbitrators) make a decision and award resolving the dispute as soon as practical after the selection of the last arbitrator and within 30 days of the last hearing held concerning such dispute(s). Within 30 days after the arbitrators make their decision and award, the arbitrators will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision and award rendered by them and deliver such documents to each party to this Agreement along with a signed copy of the award. Discovery will be allowed as contemplated by the United States Federal Rules of Civil Procedure. All arbitration proceedings, including all evidence and statements, will be confidential and will not be used or disclosed for any other purpose. Expenses of arbitration (other than attorney’s fees and expenses, which will constitute Damages if the party seeking indemnification will prevail, as determined by the arbitrators) will be equally divided between the parties, provided, however, the arbitrators will have the authority to assess any of the foregoing costs against any party acting in bad faith. The award of the arbitrators will be final and binding and is the sole and exclusive remedy of the parties regarding any Disputes hereunder. A judgment on the award may be entered in any court having jurisdiction thereof. Should either party bring any legal action against the other with respect to any claim required to be arbitrated under this Agreement by any method other than arbitration, the other party will be entitled to recover from such party all damages, costs, expenses and attorneys’ fees incurred as a result of such action.

13. MISCELLANEOUS.

(a) Certain Definitions. For purposes of this Agreement the following terms will have the meanings set forth below.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, including without limitation, a subsidiary.

“Damages” means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party).

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity, including a governmental entity.

“Voting Stock” means the Company’s outstanding Common Stock. Shares of Common Stock issuable upon exercise of options, warrants and other rights and shares of Common Stock issuable in connection with the Investor Agreements, including upon conversion of the Convertible Notes, will be excluded.

(b) Successors and Assigns. Subject to Section 10, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

(c) Governing Law. This Agreement will be governed by and construed under the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

(f) Notices. Any notice required or permitted under this Agreement will be given in writing, will be effective when received, and will in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as FedEx for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party below or at such other address as JDSU or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 13(f).

if to the Company, to:

Adept Technology, Inc.

3011 Triad Drive

Livermore, California 94550

Attn: Michael W. Overby

Telephone: (925) 245-3423

Facsimile: (925) 245-3510

with a copy (which will not constitute notice) to

Gibson, Dunn & Crutcher LLP

One Montgomery Street, Montgomery Tower

San Francisco, California 94104

Attn: Lawrence Calof, Esq.

Lisa A. Fontenot, Esq.

Telephone: (415) 393-8331

Facsimile: (415) 374-8419

if to JDSU, to:

JDS Uniphase Corporation

1768 Automation Parkway

San Jose, CA 95131

Attn: Christopher Dewees

Telephone: (408) 546-5486

Facsimile: (408) 954-0813

(g) Amendments and Waivers. The provisions of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties. Any amendment or waiver effected in accordance with this Section 13(g) will be binding upon JDSU, the Company and their respective successors and assigns.

(h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i) Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements. understandings duties or obligations between the parties with respect to the subject matter hereof.

(j) Further Assurances. From and after the date of this Agreement upon the request of the Company or JDSU, the Company and JDSU, as applicable, will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(k) Meaning of Include and Including. Whenever in this Agreement the word “include” or “including” is used, it will be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” will not be deemed to set forth an exhaustive list.

(l) Fees, Costs and Expenses. All fees, costs and expenses (including attorney’s’ fees and expenses) incurred by either part hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), will be the sole and exclusive responsibility of such party.

(m) No Consequential Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT.

(n) Competition. Nothing set forth herein will be deemed to preclude, limit or restrict the Company’s or JDSU’s ability to compete with the other.

(o) Stock Splits, Dividends and other Similar Events. The provisions of this Agreement (including the number of shares of Common Stock and other securities described herein) will be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ADEPT TECHNOLOGY, INC.		JDS UNIPHASE CORPORATION

By:	/s/ Michael W. Overby	By:	/s/ Christopher S. Dewees
Name:	Michael W. Overby	Name:	Christopher S. Dewees
Title:	Vice President and Chief Financial Officer	Title:	Senior Vice President

{Signature page to the Agreement }

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